UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2019

EXACTUS, INC.
(Exact name of the registrant as specified in its charter)

Nevada	000-55828	27-1085858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4870 Sadler Road, Suite 300, Glen Allen, Virginia 23060
(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (804) 205-5036

______________________________________________________
(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]

Explanatory Note: This Amendment No. 1 to our Current Report on Form 8-K filed January 14, 2019 (the “Original 8-K”) is being filed to: (i) correct an error regarding the number of options awarded to our newly-appointed directors as discussed in Item 5.02; (ii) correct the shareholder voting totals and related figures in Item 5.07; and (iii) to replace Exhibit 10.7, which contained an incorrect version of our 2019 Equity Incentive Plan. All other aspects of the Original 8-K remain unchanged.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01   Entry into a Material Definitive Agreement.

Exactus, Inc.

Exactus, Inc. (the “Company”, “Exactus”, “we”, “our” or “us”) is a life sciences company pursuing opportunities in two distinct business segments, point of care diagnostics and Cannabidiol (“CBD”).

Cannabidiol (CBD) Products

Background.

Cannabidiol (CBD) is a phyto-cannabinoid discovered in 1940 and initially thought not to be psychoactive. It is one of at least 113 cannabinoids identified in hemp plants, accounting for up to 40% of the plant's extract. Our U.S. based activities will be organized through our largest shareholder, Ceed2Med, LLC (“C2M”), who will oversee raw material supply chain, raw material processing, product development, manufacturing, testing, sales and marketing. We will continue to scale-up our sourcing and marketing capability to accommodate new products in our pipeline. As a result, maintaining a strong relationship with C2M, our largest shareholder, is a material factor in our efforts to successfully establish ourselves in this segment.

 Since December 2018 our efforts have been focused on identifying relationships and pursuing opportunities to develop a business in marketing and selling hemp-based CBD in a variety of forms to a range of market sectors. The Company has no prior experience in this rapidly evolving segment. CBD is derived from industrial hemp and because of its low THC content is lawful in the United States and has no measurable psychoactive effects. High quality raw materials made from hemp are essential to produce the isolates and distillates used to produce CBD products. Industrial hemp is defined as plants with less than 0.3% of the psychoactive compound THC found in cannabis plants.

Our goal is to establish relationships that will provide availability of supply of raw materials and finished products and to expand our skills by aligning with committed partners who have the requisite expertise to allow us to rapidly launch a business in hemp-based CBD products. As we develop this business, we perceive there to be many challenges to our success. One of the early challenges to success is procuring adequate supply of precursor materials to support wholesale and retail demand. Since we believe access to supply or quality products for human and animal consumption will be highly regulated, production to Current Good Manufacturing Practice (cGMP) standards is of the utmost importance as regulation increases. cGMP refers to the Current Good Manufacturing Practice regulations enforced by the FDA. cGMP standards provide for systems that assure proper design, monitoring, and control of manufacturing processes and facilities. cGMP is and will be a major challenge as the industry matures. Since shortages and uncertainty over reliable raw material availability are paramount to becoming a reliable provider, our initial focus is on establishing relationships with cGMP vendors.

Ceed2Med Master Product Development and Supply Agreement. On January 8, 2019 we entered into a Master Product Development and Supply Agreement (the “Development Agreement”) with C2M. C2M owns and operates cGMP facilities located in the State of Florida and elsewhere and has the expertise, resources, skills and experience suitable for active phyto-cannabinoid (CBD) rich ingredients including isolates, distillates, water soluble, and proprietary formulations. Under the Agreement, we have been allotted a minimum of 50 and up to 300 kilograms per month, and up to 2,500 kilograms annually, of active phyto-cannabinoid (CBD) rich ingredients for resale. We expect to be able to offer tinctures, edibles, capsules, topical solutions and animal health products manufactured for us by C2M to satisfy demand for branded and white-label products that we intend to offer to sell in the future. We expect to begin marketing during the first quarter of 2019. C2M is seeking to continually advance CBD technology and has established relationships in order to be able to continue to provide innovative new solutions, including water soluble solutions intended to be offered in the future. The founders of C2M established their first CBD business in 2014. C2M was issued 67,085,523 shares of our common stock, or approximately fifty-one (51%) percent of our issued and outstanding shares of common stock on a fully-diluted basis, on January 8, 2019 upon effectiveness of the Development Agreement. As a result, C2M is our largest shareholder.

Our relationship with, and majority ownership by, C2M provides us with access to the skills and experience of seasoned advisors with over four years of experience with industrial hemp. C2M has well-established relationships with leading companies in genetics (seed), farming, processing, manufacturing, testing, and distribution and directly leases, owns and operates several warehouse and processing facilities within this supply chain. C2M has farmed industrial hemp in Oregon and Kentucky, among other places.

Initially, because we have entered into the Development Agreement, we do not anticipate that we will make direct investment in biomass, processing or farming, nor in isolate, distillate, or finished product inventory, in order to commence our CBD operations. Currently, through C2M, we are in negotiation to establish relationships that may permit us to commence our own farming during 2019 which will be overseen by C2M personnel. Farming and processing industrial hemp to finished product entails significant lead time, delay, cost and uncertainty.

Industrial Hemp. We seek to take advantage of an emerging worldwide trend to utilize the production of industrial hemp in consumer products. Hemp is being used today in cosmetics, nutritional supplements, and animal feed, where we also intend to focus our efforts. The market for hemp-derived products is expected to increase substantially over the next five years, and we are endeavoring to prepare the Company to be positioned as a significant player in the industry.

We expect to realize revenue through our efforts, if successful, to sell wholesale and retail finished products to third parties. However, as we are in a start-up phase in a new business venture in a rapidly evolving industry many of our costs and challenges are new and unknown. In order to fund our activities, we will need to raise additional capital either through the issuance of equity and/or the issuance of debt. In the event we are unsuccessful in raising sufficient additional capital to fund our efforts, we may need to curtail, abandon or delay our plans to enter into this segment.

Competition. We believe a multitude (hundreds) of companies, large and small, including mom and pops, have launched or intend to launch retail brands and white label products containing CBD. Many of these are offering CBD and are dependent upon third parties to provide raw material inventory for sale. We believe this makes many of the participants in the industry vulnerable to shortages, quality issues, reliability and pricing variability. While we also intend to pursue retail and white label strategies, we believe our relationship with C2M may provide supply chain efficiencies that will put us among the few companies that maintain a a competitive pricing and supply advantage, poised for revenue growth during 2019 and beyond. We also intend to pursue FDA approval for all of our activities.

The CBD-based consumer product industry is highly fragmented with numerous companies, many of which are under-capitalized. There are also large, well-funded companies that currently do not offer hemp-based consumer products including large agribusiness companies such as Cargill and Tyson Foods, but may do so in the future and become significant competitors.

Our goal is to rapidly establish one or more principal sources of supply and to develop wholesale and retail sales channels for CBD end-products to be sold to humans and for animal health, such as nutraceuticals, supplements and pet and farm products. We intend to follow regulatorily compliant pathways by adopting practices established by the FDA for CBD. Companies such as CV Sciences, Inc. (OTCQB: CVSI) and recent acquisitions by TerrAscend Corp. (CSE: TER; OTCQX: TRSSF) are considered by us to be competitors for our planned CBD product offerings.

Non-CBD Competition. We do not intend to offer and do not compete with companies that offer cannabis products containing psychoactive THC levels, such as is legal in Canada and elsewhere, or on a state by state basis in the United States. We may offer our products in dispensaries, but will not compete with any medical or recreational marijuana sellers due to legal and regulatory restrictions and uncertainty in the United States. There are several companies developing cannabinoid therapeutics for a range of medical indications. The cannabinoid therapeutic area currently includes formulated extracts of the cannabis plant and synthetic formulations. These formulations include CBD and THC, or a combination of CBD/THC as the active pharmaceutical ingredient. Certain companies such as GW Pharmaceuticals, PLC have focused on plant-based CBD formulations while other companies such as Zynerba Pharmaceuticals Inc. and Insys Therapeutics Inc. have focused on synthetic CBD formulations. Many of our competitors are private companies and as a result, little or no reliable information is available. Of the publicly reporting companies, we believe many of the CBD companies are principally focused on high THC content marijuana. Because of regulatory challenges facing marijuana companies in the United States the vast majority of the companies focused on THC are Canadian and foreign, although several have begun to pursue domestic activities in states that permit marijuana sales. Federal law does not generally recognize marijuana (or Hemp that exceeds 0.3% THC) as lawful, although that may change in the future. Because of these factors our competitors that have focused on CBD are limited.

Retail Strategy. Our focus will include establishing wholesale and retail distribution by developing our own brands, selling white label branded products to others and making acquisitions of existing businesses engaged in marketing or sales, in both online and retail channels. We may supply to wholesalers, retailers, and distribution centers as we seek to launch our retail strategy. We intend to initially focus on developing products to reach medical and health communities sold or promoted by or through medical professionals such as internists, dermatologists, osteopaths, chiropractors, pharmacists, and other holistic or natural products purveyors, but will not be limited to such efforts. We intend to focus on higher margin opportunities utilizing online sales and sales in stores, offices or pharmacies.

Source and Availability of Raw Materials. C2M has historically sourced raw materials from well-established and well-recognized hemp growers in the United States. We have established access to C2M for their raw material supply, and continue to explore and develop other options to ensure that we can meet the expected demand for bulk hemp products well into the future. Accordingly, we are heavily reliant upon the continued success of C2M and our ability to maintain good relations with C2M in order to have a source of raw materials and opportunities to pursue our plans in the future. C2M is a recently formed privately-owned limited liability company and as a result limited information about C2M is available.

Environmental Matters. Compliance with federal, state and local requirements regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, have not had, nor are they expected to have, any direct material effect on our capital expenditures, earnings or competitive position however such factors could indirectly affect us should they affect C2M, its business, operations, vendors or suppliers.

Point of Care Diagnostics -

As previously reported under “Business” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated herein by reference, the second segment of our business is the development of point of care diagnostic devices. We have since February 2016 been developing devices for measuring proteolytic enzymes in the blood, known as the FibriLyzer and collagenase levels in the blood, known as the MatriLyzer. We are considering evaluating technology that could be useful as in testing for CBD and THC levels for use in the manufacture of CBD products. We believe our diagnostic business has been severely hampered by a shortage of capital for development and as a result our licenses for the underlying technology FibriLyzer and MatriLyzer technology may be discontinued since we have received notice of termination of certain of our licenses for non-payment of fees. For the past 9 months we have been engaged in discussions with third-parties regarding funding and possible third-party merger candidate to develop our diagnostic business. We have obtained a third-party valuation for our FibriLyzer business that concludes the business could be worth as much as $60 million in a merger or sale, although there can be no assurance that such value can be realized. Accordingly, we have determined to continue to look for partners or buyers of this business segment. If successful we could sell or license our rights to third parties with substantially greater resources than us.

Corporate History

We were incorporated under the name Solid Solar Energy, Inc. in the State of Nevada on January 18, 2008. and changed our name to Spiral Energy Tech., Inc. in 2013. Through 2016 our Company’s management expertise was in the field of alternative energy. We were engaged in the business of design and development of patented remote monitoring systems for solar and other renewable energy systems, as well as development of solar skyports, energy demand networks and provisioning systems for electric drones. During 2014, we sold our patents to a third party patent assertion entity. Our skyport, energy demand networks and provisioning systems under development were designed to allow for charging via remotely located solar enabled skyports facilitating drone recharging and operation away from home ports, including seeking patent protection for certain technology. During 2016 we exited these business to focus on point of care diagnostics due to a lack of funds to support further development efforts.

Advisory Board

On January 9, 2019, we adopted an Advisory Board Charter and established our advisory board and adopted a Code of Ethics.

On January 9, 2019, Emiliano Aloi was appointed to our recently established Board of Advisors. Mr. Aloi is a co-founder of C2M and previously served as Vice President and Director of Strategic Development for GenCanna Global, Inc. Previously, Mr. Aloi was a director of UY Grow and Managing Partner of Santa Maria Investment, and Cleanenergy Group and held positions with Beverage Metrics. Mr. Aloi is an agrobusiness expert skilled in supply and market development.

             We also plan to expand our board of advisors with additional experts that will assist us with CBD, FDA regulatory and product development and marketing.

No Planned Name Change

We do not plan to change our name or adopt a new trading symbol at the present time. The Company’s common stock is presently quoted on OTC Markets under the symbol “EXDI”.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission (the "SEC") on April 2, 2018, as well as information incorporated by reference into this Current Report on Form 8-K. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Forward-Looking Statements" below.

FORWARD-LOOKING STATEMENTS

This current report on Form 8-K, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as "expects," "anticipates," "intends," "estimates," "plans," "believes," "seeks," "may," "should", "could" or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.
You should read this current report on Form 8-K and the documents that we reference herein and therein and have filed as exhibits completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this current report on Form 8-K is accurate as of the date hereof only. Because the risk factors referred to above, as well as the risk factors incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

An investment in the Company’s common stock involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report and the Company’s other public filings before making a decision to purchase the Company’s securities. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

The following risk factors are intended to supplement and should be read along with the “Risk Factors” Under Item 1A contained in our Annual Report on Form 10-K filed with the SEC on April 2, 2018, and our other filings and reports with the SEC, which risk factors are incorporated herein by reference.

Risks Related to Our Business

We may need additional capital in the future, which could dilute the ownership of current shareholders or we may be unable to secure additional funding in the future or to obtain such funding on favorable terms.

Historically, we have raised equity capital to support and expand our operations. To the extent that we raise additional equity capital, existing shareholders will experience a dilution in the voting power and ownership of their common stock, and earnings per share, if any, would be negatively impacted. Our inability to use our equity securities to finance our operations could materially limit our growth. Any borrowings made to finance operations could make us more vulnerable to a downturn in our operating results, a downturn in economic conditions, or increases in interest rates on borrowings that are subject to interest rate fluctuations. The amount and timing of such additional financing needs will vary principally depending on the timing of new product launches, investments and/or acquisitions, and the amount of cash flow from our operations. If our resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain a credit facility. If our cash flow from operations is insufficient to meet our debt service requirements, we could be required to sell additional equity securities, refinance our obligations, or dispose of assets in order to meet debt service requirements. There can be no assurance that any financing will be available to us when needed or will be available on terms acceptable to us. Our failure to obtain sufficient financing on favorable terms and conditions could have a material adverse effect on the business, prospects results of operations or financial condition of the Company.

Even if we obtain customers, there is no assurance that we will continue to make a profit.

Even if we obtain customers, there is no guarantee that we will be able to generate a profit. Because we are a small company and have limited capital, we must limit our products and services. Further, we are subject to raw material pricing which can erode the profitability of our products and put additional negative pressure on profitability.  If we cannot operate profitably, we may have to suspend or cease operations.

FDA regulation could negatively affect the hemp industry, which would directly affect our financial condition.

The U.S. Food and Drug Administration ("FDA") may seek expanded regulation of hemp under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA may issue rules and regulations including certified good manufacturing practices, or cGMPs, related to the growth, cultivation, harvesting and processing of hemp. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where hemp is grown register with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry, including what costs, requirements and possible prohibitions may be enforced. If we or our partners are unable to comply with the regulations or registration as prescribed by the FDA, we and or our partners (including C2M) may be unable to continue to operate their and our business in its current or planned form or at all.

Changes in the Law and Development Programs

For the first time since 1937, industrial hemp has been decriminalized at the federal level and can be grown legally in the United States, but on a limited basis. A landmark provision passed in the Agricultural Act of 2014 recognizes hemp as distinct from its genetic cousin, marijuana. Federal law now exempts industrial hemp from U.S. drug laws to allow for crop research by universities, colleges and state agriculture departments. The new Federal law allows for agricultural programs for industrial hemp “in states that permit the growth or cultivation of hemp.”

Cannabis remains illegal under federal law, and therefore, strict enforcement of federal laws regarding cannabis would likely result in our inability and the inability of our customers to execute our respective business plans.

Although we intend to conduct our business in a manner intended to comply with federal law by utilizing low THC industrial hemp (less than 0.3%), cannabis has historically been a Schedule I controlled substance under the Controlled Substances Act of 1970 (the “CSA”). On December 20, 2018 President Trump signed the 2018 Farm Bill which removed low THC hemp from Schedule I controlled substance listing.

Even in those jurisdictions in which the manufacture and use of medical cannabis has been legalized at the state level, the possession, use and cultivation of cannabis all remain violations of federal law that are punishable by imprisonment, substantial fines and forfeiture. Moreover, individuals and entities may violate federal law if they intentionally aid and abet another in violating these federal controlled substance laws, or conspire with another to violate them. The U.S. Supreme Court has ruled in United States v. Oakland Cannabis Buyers' Coop. and Gonzales v. Raich that it is the federal government that has the right to regulate and criminalize the sale, possession and use of cannabis, even for medical purposes. We would likely be unable to execute our business plan if the federal government were to enforce federal law regarding cannabis and applied such laws to low THC containing hemp, or other federal or state laws were to be extended to our business. For this reason, we continue to believe cannabis legislation and the enforcement of laws should be considered a significant risk factor to our business. Confusion surrounding the nature of our products, inaccurate or incomplete testing, farming practices and law enforcement vigilance or lack of education could result in confusion and our products could be intercepted and our business interrupted, or we could be required to undertake processes that could delay shipments, impede sales or result in seizures, proper or not, that would be costly to rectify or remove and which could have a material adverse effect on the business, prospects, results of operations or financial condition of the Company.

In January 2018, the Department of Justice (the “DOJ”) rescinded certain memoranda, including the so-called “Cole Memo” issued on August 29, 2013 under the Obama Administration, which had characterized enforcement of federal cannabis prohibitions under the CSA to prosecute those complying with state regulatory systems allowing the use, manufacture and distribution of medical cannabis as an inefficient use of federal investigative and prosecutorial resources when state regulatory and enforcement efforts are effective with respect to enumerated federal enforcement priorities under the CSA. The impact of the DOJ's rescission of the Cole Memo and related memoranda is unclear, but may result in the DOJ increasing its enforcement actions against the state-regulated cannabis industry generally.

Congress previously enacted an omnibus spending bill that includes a provision prohibiting the DOJ (which includes the Drug Enforcement Agency (the “DEA”)) from using funds appropriated by that bill to prevent states from implementing their medical-use cannabis laws. This provision, however, expired on December 7, 2018, and must be renewed by Congress. In USA vs. McIntosh, the U.S. Court of Appeals for the Ninth Circuit held that this provision prohibits the DOJ from spending funds from relevant appropriations acts to prosecute individuals who engage in conduct permitted by state medical-use cannabis laws and who strictly comply with such laws. However, the Ninth Circuit's opinion, which only applies to the states of Alaska, Arizona, California, Hawaii, and Idaho, also held that persons who do not strictly comply with all state laws and regulations regarding the distribution, possession and cultivation of medical-use cannabis have engaged in conduct that is unauthorized, and in such instances the DOJ may prosecute those individuals.

Additionally, financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statutes and the Bank Secrecy Act. The penalties for violation of these laws include imprisonment, substantial fines and forfeiture. Prior to the DOJ's rescission of the “Cole Memo”, supplemental guidance from the DOJ issued under the Obama administration directed federal prosecutors to consider the federal enforcement priorities enumerated in the “Cole Memo” when determining whether to charge institutions or individuals with any of the financial crimes described above based upon cannabis-related activity. With the rescission of the “Cole Memo,” there is increased uncertainty and added risk that federal law enforcement authorities could seek to pursue money laundering charges against entities or individuals engaged in supporting the cannabis industry.

Federal prosecutors have significant discretion and no assurance can be given that the federal prosecutor in each judicial district where we operate will not choose to strictly enforce the federal laws governing cannabis production or distribution. Any change in the federal government's enforcement posture with respect to state-licensed cultivation of cannabis, including the enforcement postures of individual federal prosecutors in judicial districts where we operate, would result in our inability to execute our business plan, and we would likely suffer significant losses, which would adversely affect the trading price of our securities. We have not requested or obtained any opinion of counsel or ruling from any authority to determine if our operations are in compliance with or violate any state or federal laws or whether we are assisting others to violate a state or federal law. In the event that our operations are deemed to violate any laws or if we are deemed to be assisting others to violate a state or federal law, any resulting liability could cause us to modify or cease our operations.

Although we believe the foregoing will be applicable to business other than hemp-based CBD businesses there is risk that confusion or uncertainty surrounding our products with regulated cannabis could occur on the state or federal level and impact us. We may have difficulty with establishing banking relationships, working with investment banks and brokers who would be willing to offer and sell our securities or accept deposits from shareholders, and auditors willing to certify our financial statements if we are confused with businesses that are in the cannabis business. Any of these additional factors, should they occur, could also affect our business, prospects, assets or results of operation could have a material adverse effect on the business, prospects, results of operations or financial condition of the Company.

Our inability to effectively manage our growth could harm our business and materially and adversely affect our operating results and financial condition.

Our strategy envisions growing our business. We are actively launching and expect to expand our product, sales, administrative and marketing operations. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources. We also continue to hire, train, supervise, and manage a significant number of new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. We cannot assure that we will be able to:

☐	expand our products effectively or efficiently or in a timely manner;

☐	allocate our human resources optimally;

☐	meet our capital needs;

☐	identify and hire qualified employees or retain valued employees; or

☐	effectively incorporate the components of any business or product line that we may acquire in our effort to achieve growth.

Our inability or failure to manage our growth and expansion effectively could harm our business and materially and adversely affect our operating results and financial condition.

If we do not successfully generate additional products and services, or if such products and services are developed but not successfully commercialized, we could lose revenue opportunities.

Our future success depends, in part, on our ability to expand our product and service offerings. To that end we have engaged in the process of identifying new product opportunities to provide additional products and related services to our customers. The processes of identifying and commercializing new products is complex and uncertain, and if we fail to accurately predict customers’ changing needs and emerging trends, our business could be harmed. We have already and may have to continue to commit significant resources to commercializing new products before knowing whether our investments will result in products the market will accept. Furthermore, we may not execute successfully on commercializing those products because of errors in product planning or timing, technical hurdles that we fail to overcome in a timely fashion, or a lack of appropriate resources. This could result in competitors providing those solutions before we do and a reduction in net sales and earnings.

The success of new products depends on several factors, including proper new product definition, timely completion, and introduction of these products, differentiation of new products from those of our competitors, and market acceptance of these products. There can be no assurance that we will successfully identify additional new product opportunities, develop and bring new products to market in a timely manner, or achieve market acceptance of our products or that products and technologies developed by others will not render our products or technologies obsolete or noncompetitive.

Our future success depends on our ability to grow and expand our customer base. Our failure to achieve such growth or expansion could materially harm our business.

To date, our revenue growth plans have been derived from projected sales of our products, not actual sales or historical experience. Our success and the planned growth and expansion of our business depends on us achieving greater and broader acceptance of our products and expanding our customer base. There can be no assurance that customers will purchase our products or that we will continue to expand our customer base. If we are unable to effectively market or expand our product offerings, we will be unable to grow and expand our business or implement our business strategy. This could materially impair our ability to increase sales and revenue and materially and adversely affect our margins, which could harm our business and cause our stock price to decline.

Our suppliers could fail to fulfill our orders for parts used to assemble our products, which would disrupt our business, increase our costs, harm our reputation, and potentially cause us to lose our market.

We depend on third party suppliers for materials used to assemble our products. These suppliers could fail to produce products to our specifications or in a workmanlike manner and may not deliver the material or products on a timely basis. Our suppliers may also have to obtain inventories of the necessary parts and tools for production. Any change in our suppliers’ approach to resolving production issues could disrupt our ability to fulfill orders and could also disrupt our business due to delays in finding new suppliers, providing specifications and testing initial production. Such disruptions in our business and/or delays in fulfilling orders could harm our reputation and could potentially cause us to lose our market.

Our inability to effectively protect our intellectual property would adversely affect our ability to compete effectively, our revenue, our financial condition, and our results of operations.

We may be unable to obtain intellectual property rights to effectively protect our branding, products, and other intangible assets. Our ability to compete effectively may be affected by the nature and breadth of our intellectual property rights. While we intend to defend against any threats to our intellectual property rights, there can be no assurance that any such actions will adequately protect our interests. If we are unable to secure intellectual property rights to effectively protect our branding, products, and other intangible assets, our revenue and earnings, financial condition, or results of operations could be adversely affected.

We also rely on non-disclosure and non-competition agreements to protect portions of our intellectual property portfolio. There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, that third parties will not otherwise gain access to our trade secrets or proprietary knowledge, or that third parties will not independently develop competitive products with similar intellectual property.

We will be required to attract and retain top quality talent to compete in the marketplace.

We believe our future growth and success will depend in part on our ability to attract and retain highly skilled managerial, product development, sales and marketing, and finance personnel. There can be no assurance of success in attracting and retaining such personnel. Shortages in qualified personnel could limit our ability to increase sales of existing products and services and launch new product and service offerings.

If we fail to retain key personnel and hire, train and retain qualified employees, we may not be able to compete effectively, which could result in reduced revenue or increased costs.

Our success is highly dependent on the continued services of key management and technical personnel. Our management and other employees may voluntarily terminate their employment at any time upon short notice. The loss of the services of any member of the senior management team or any of the managerial or technical staff or members of our Advisory Board on which we principally rely for expertise on our CBD segment may significantly delay or prevent the achievement of product development, our growth strategies and other business objectives. Our future success will also depend on our ability to identify, recruit and retain additional qualified technical and managerial personnel. We operate in several geographic locations where labor markets are particularly competitive, where demand for personnel with these skills is extremely high and is likely to remain high. As a result, competition for qualified personnel is intense, particularly in the areas of general management, finance, engineering and science, and the process of hiring suitably qualified personnel is often lengthy and expensive, and may become more expensive in the future. If we are unable to hire and retain a sufficient number of qualified employees, our ability to conduct and expand our business could be seriously reduced.

We face risks associated with strategic acquisitions.

As an important part of our business strategy, we have strategically acquired several businesses, and plan to continue strategic acquisitions, some of which may be material. These acquisitions may involve a number of financial, accounting, managerial, operational, legal, compliance and other risks and challenges, including the following, any of which could adversely affect our results of operations:

☐	Any acquired business could under-perform relative to our expectations and the price that we paid for it, or not perform in accordance with our anticipated timetable;

☐	We may incur or assume significant debt in connection with our acquisitions;

☐	Acquisitions could cause our results of operations to differ from our own or the investment community’s expectations in any given period, or over the long term; and

☐	Acquisitions could create demands on our management that we may be unable to effectively address, or for which we may incur additional costs.

Additionally, following any business acquisition, we could experience difficulty in integrating personnel, operations, financial and other systems, and in retaining key employees and customers.

We may record goodwill and other intangible assets on our consolidated balance sheet in connection with our acquisitions. If we are not able to realize the value of these assets, we may be required to incur charges relating to the impairment of these assets, which could materially impact our results of operations.

If product liability lawsuits are successfully brought against us, we will incur substantial liabilities.

We face an inherent risk of product liability. For example, we may be sued if any product we sell allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit sales of our products. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

☐	decreased demand for our products;

☐	injury to our reputation;

☐	costs to defend the related litigation;

☐	a diversion of management's time and our resources;

☐	substantial monetary awards to users of our products;

☐	product recalls or withdrawals;

☐	loss of revenue; and

☐	a decline in our stock price.

In addition, while we continue to take what we believe are appropriate precautions, we may be unable to avoid significant liability if any product liability lawsuit is brought against us.

We are subject to cyber-security risks, including those related to customer, employee, vendor or other company data and including in connection with integration of acquired businesses and operations.

We use information technologies to securely manage operations and various business functions. We rely on various technologies, some of which are managed by third parties, to process, transmit and store electronic information, and to manage or support a variety of business processes and activities, including reporting on our business and interacting with customers, vendors and employees. In addition, we collect and store certain data, including proprietary business information, and may have access to confidential or personal information that is subject to privacy and security laws, regulations and customer-imposed controls. Our systems are subject to repeated attempts by third parties to access information or to disrupt our systems. Despite our security design and controls, and those of our third-party providers, we may become subject to system damage, disruptions or shutdowns due to any number of causes, including cyber-attacks, breaches, employee error or malfeasance, power outages, computer viruses, telecommunication or utility failures, systems failures, service providers, natural disasters or other catastrophic events. It is possible for such vulnerabilities to remain undetected for an extended period. We may face other challenges and risks as we upgrade and standardize our information technology systems as part of our integration of acquired businesses and operations. We do not have contingency plans in place to prevent or mitigate the impact of these events, and these events could result in operational disruptions or the misappropriation of sensitive data, and depending on their nature and scope, could lead to the compromise of confidential information, improper use of our systems and networks, manipulation and destruction of data, defective products, production downtimes and operational disruptions and exposure to liability. Such disruptions or misappropriations and the resulting repercussions, including reputational damage and legal claims or proceedings, may adversely affect our results of operations, cash flows and financial condition, and the trading price of our common stock.

Our operating results, including net sales, gross margin and net income (loss), as well as our stock price have varied in the past, and our future operating results will continue to be subject to quarterly and annual fluctuations based upon numerous factors, including those discussed in this Item 1A and throughout this report. Our stock price will continue to be subject to daily variations as well. Our future operating results and stock price may not follow any past trends or meet our guidance and expectations.

Our net sales and operating results, net income (loss) and operating expenses, and our stock price have varied in the past and may vary significantly from quarter to quarter and from year to year in the future. We believe a number of factors, many of which are outside of our control, could cause these variations and make them difficult to predict, including:

☐	fluctuations in demand for our products or downturns in the industries that we serve;

☐	the ability of our suppliers, both internal and external, to produce and deliver products including sole or limited source components, in a timely manner, in the quantity, quality and prices desired;

☐	the timing of receipt of bookings and the timing of and our ability to ultimately convert bookings to net sales;

☐	rescheduling of shipments or cancellation of orders by our customers;

☐	fluctuations in our product mix;

☐	the ability of our customers' other suppliers to provide sufficient material to support our customers' products;

☐	currency fluctuations and stability, in particular the U.S. dollar as compared to ,other currencies;

☐	introductions of new products and product enhancements by our competitors, entry of new competitors into our markets, pricing pressures and other competitive factors;

☐	our ability to develop, introduce, manufacture and ship new and enhanced products in a timely manner without defects;

☐
our ability to manage our manufacturing capacity across our diverse product lines and that of our suppliers, including our ability to successfully expand our manufacturing capacity in various locations around the world;

☐	our ability to successfully and fully integrate acquisitions, into our operations and management;

☐	our ability to successfully internally transfer products as part of our integration efforts;

☐	our reliance on contract manufacturing;

☐	our customers' ability to manage their susceptibility to adverse economic conditions;

☐	the rate of market acceptance of our new products;

☐	the ability of our customers to pay for our products;

☐	expenses associated with acquisition-related activities;

☐	access to applicable credit markets by us and our customers;

☐	our ability to control expenses;

☐	potential excess and/or obsolescence of our inventory;

☐	impairment of goodwill, intangible assets and other long-lived assets;

☐	our ability to meet our expectations and forecasts and those of public market analysts and investors;

☐	our ability and the ability of our contractual counterparts to comply with the terms of our contracts;

☐	damage to our reputation as a result of coverage in social media, Internet blogs or other media outlets;

☐	managing our internal and third party sales representatives and distributors, including compliance with all applicable laws;

☐	costs, expenses and damages arising from litigation;

☐	individual employees intentionally or negligently failing to comply with our internal controls; and

☐	distraction of management related to acquisition, integration or divestment activities.

Our expenses for any given quarter are typically based on expected sales and if sales are below expectations in any given quarter, the adverse impact of the shortfall on our operating results may be magnified by our inability to adjust spending quickly enough to compensate for the shortfall. We also base our inventory levels on our forecasted product mix for the quarter. If the actual product mix varies significantly from our forecast, we may not be able to fill some orders during that quarter, which would result in delays in the shipment of our products. Accordingly, variations in timing of sales, particularly for our higher priced, higher margin products, can cause significant fluctuations in quarterly operating results.

Due to these and other factors, such as varying product mix, quarter-to-quarter and year-to-year comparisons of our historical operating results may not be meaningful. You should not rely on our results for any quarter or year as an indication of our future performance. Our operating results in future quarters and years may be below public market analysts' or investors' expectations, which would likely cause the price of our stock to fall. In addition, over the past several years, U.S. and global equity markets have experienced significant price and volume fluctuations that have affected the stock prices of many companies involved in the cannabis industry as well as in and outside our industry. There has not always been a direct correlation between this volatility and the performance of particular companies subject to these stock price fluctuations. These factors, as well as general economic and political conditions may have a material adverse effect on the market price of our stock in the future.

Reliance on C2M and other Manufacturers.

The ability of the Company to compete and grow will be dependent on it having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and CBD components. No assurances can be given that the Company will be successful in maintaining its required supply of skilled labor, equipment, parts and components.

The Company relies on third parties to supply the materials for and manufacturer the research and development of the product candidates, principally C2M. The Company cannot provide assurance that access to C2M for supply or expertise materials will not be limited, interrupted, restricted in certain geographic regions, be of satisfactory quality or be delivered in a timely manner. In this regard, C2M will require continued access to Good Manufacturing Practices (“GMP”) manufacturer facilities. If the Company is unable to obtain access to a GMP manufacturer, the Company may be restricted from operations which would have a materially adverse effect on the business and operations of the Company.

Transportation Risks

The Company’s shipments, and the active ingredients used to manufacture, requires transportation, principally across state lines. The process may require the issuance of bills of lading or. The issuance of bills of lading and granting and maintenance of licenses is uncertain. Any failure in the ability to transport product or ship finished goods via overnight delivery service or the mail would have a material adverse effect on the business, results of operations or financial condition of the Company.

In the event licenses are granted, the Company may depend on fast and efficient courier services to distribute its product, and specific restrictions might be placed on distribution methods and logistics due to the regulated nature of cannabinoid based products or confusion that could occur with high THC containing products. Any prolonged disruption of this courier service may result in the product batches being stored outside required temperature ranges. Inappropriate storage may damage the product shipment resulting in delays, upon commercialization, a partial or total loss of revenue from one or more shipments or product delays. A partial or total loss of revenue from delays in shipment  could have a material adverse effect on the business, results of operations or financial condition of the Company. Rising costs associated with the courier services used by the Company to ship its products may also adversely impact the business of the Company and its ability to operate profitably.

The Company’s success may also be impacted by interstate trade barriers to the transportation and marketing of products. If the Company is unsuccessful in obtaining authorization to transport or market the product candidates across interstate lines it will materially adversely affect the Company’s business and operations.

Employees

As of January 9, 2019, we had a total of 4 employees. In addition to our employees, we contract with third-parties for assistance as consultants, advisors and independent contractors. We have no collective bargaining agreements with our employees and none are represented by labor unions. Management believes the Company has good relationships with its employees.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02                      Unregistered Sales of Equity Securities.

Issuance of Common Stock and Options under the Development Agreement with C2M

As discussed in Item 1.01, above, we issued a total of 67,085,523 shares of common stock to C2M under the terms of the Development Agreement. In addition, pursuant to the Development Agreement and under the terms of our 2019 Equity Incentive Plan, we issued options to purchase a total of 6,000,000 shares of our common stock at a price of $0.04 per share to the principals of C2M. These options, which are exercisable for a period of 10 years, were issued as follows:

Name	10 yr. options exercisable at $0.04 per share
Emiliano Aloi, founder C2M	2,000,000
Jamie Goldstein, founder C2M	2,000,000
Vladislav Yampolsky, founder C2M	2,000,000
Total	6,000,000

The issuance of the shares and options pursuant to the Development Agreement is intended to be exempt under Section 4(a)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Note Restructuring/Exchange Agreements; Issuance New Series A Convertible Preferred Stock

We entered into a series of exchange agreements (the “Exchange Agreements”) with certain holders (each a “Holder”, and collectively the “Holders”) of convertible debentures and promissory notes (each a “Note”, collectively, the “Notes”) previously issued by the Company, with various interest rates, maturity dates and conversion prices between 2018 and 2019. We have agreed with the Note purchasers to exchange the Notes for the purchase price thereof (including principal, interest, default interest, penalties and costs) in the amount of approximately $46,840 (including waiver of any and all defaults) and relinquished any and all other rights they may have pursuant to the Notes in exchange for an equal amount of stated value of our newly designated Series A Convertible Preferred Stock (the “Series A Preferred”).  Such exchange is intended to be subject to the exemption provided by Section 3(a)(9) of the Securities Act.

On December 21, 2018, we filed a Certificate of Cancellation of our previously filed Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock in order to designate 1,000,000 shares as a new Series of Preferred Stock for issuance to former Holders of our Notes under the Exchange Agreements, and filed a new Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock as required by the Exchange Agreements.

Series A Convertible Preferred Stock

Pursuant to the Series A Preferred Certificate of Designation, the Company issued shares of Series A Preferred. Each share of Series A Preferred has a stated value of $1.00 per share.  In the event of a liquidation, dissolution or winding up of the Company, each share of Series A Preferred Stock will be entitled to a payment as set forth in the Certificate of Designation. The Series A Preferred is convertible into such number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) equal to the Stated Value as defined in the Certificate of Designation, divided by $0.025 per share.  Pursuant to the Exchange Agreements each holder of Notes shall be issued Series A Preferred in the amount of the purchase price paid for such Notes by the buyer under the Exchange Agreement, including any penalty, interest and premium payments. Each share of Series A Preferred entitles the holder to vote on all matters voted on by holders of Common Stock as a single class. With respect to any such vote, each share of Series A Preferred entitles the holder to cast such number of votes equal to the number of shares of Common Stock such share of Series A Preferred is convertible into at such time, but not in excess of the conversion limitations set forth in the Series A Preferred Certificate of Designation. The Series A Preferred will be entitled to dividends to the extent declared by the Company.

The Company is prohibited from effecting the conversion of the Series A Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series A Preferred Stock (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation may be increased by the holder up to, but not exceeding, 9.99%. Each share of Series A Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock. With respect to any such vote, each share of Series A Preferred Stock entitles the holder to cast such number of votes equal to the number of shares of common stock such shares of Series A Preferred Stock are convertible into at such time, but not in excess of the Beneficial Ownership Limitation.

Issuance of New Convertible Promissory Note

On January 11, 2019, we issued a new Convertible Promissory Note (the “Note”) to Harvey Kesner in consideration for debt funding in the amount of $206,909.67. The Note, which features an original issue discount of 10%, was issued in the amount of $229,899.63. The Note bears interest at a rate of 8% per year, and is due 12 months from the date of issue. Beginning on the 170th day after issue, the Note is convertible to our common stock at price equal to the lesser of $0.25 per share, or a the variable conversion price. The variable conversion price is defined as 60% of the average of our 3 lowest trading prices in the 20 trading days prior to the conversion. Conversions are limited such that no conversion will be allowed to the extent that the number of shares of common stock issuable upon the any conversion of the Note would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of our common stock.

The foregoing is a summary of the material terms of the Note. The Note, which is attached as Exhibit 10.9 hereto, contains additional terms and conditions and should be reviewed in its entirety.

Capitalization

Pending Reverse Split

              On January 11, 2019, our shareholders authorized a reverse split of our common stock on the basis of 1 share for every 8 shares of Common Stock (the “Reverse Split”), effective 20 days following our mailing of an Information Statement on Form 14C to our shareholders, as required by the Securities Exchange Act of 1934, as amended (the “1934 Act”). The capitalization amounts set forth below are prior to giving effect to such Reverse Split.

Current Capitalization Prior to Effectiveness of Reverse Split

As of December 22, 2018 we had 44,275,689 shares of Common Stock outstanding and 27,559,001 shares of common stock equivalents, such amount taking into account all conversions of options, warrants and preferred stock outstanding on such date (71,834,690 shares of Common Stock on a fully-diluted basis). On January 11, 2019 we agreed to issue approximately 4,592,500 shares of Common Stock to settle certain claims plus 67,085,523 shares of Common Stock to C2M. On a fully diluted basis, our capitalization consists of 143,512,713 shares of Common Stock. Such amount excludes any shares of Common Stock issuable upon the conversion of any outstanding Notes not converted prior to such date. The Notes are convertible at different conversion prices and are incapable of calculation until converted.

Upon giving effect to the Exchange Agreements, Notes in the amount of $46,840 will be exchanged for Series A Preferred is convertible into 1,873,600 shares of our Common Stock. Excludes shares issued and issuable under our 2018 Executive Incentive Plan and 2019 Executive Incentive Plan.

After giving effect to the Reverse Split the below table reflects our capitalization (after giving effect to the Exchange Agreements) on a pro forma basis:

Common Stock and Equivalents1	9,094,024
Ceed2Med2	9,135,691
Issuable under Preferred A Note Exchange Agreements	234,200
Total issued and outstanding (fully-diluted)	18,463,915

1 Includes shares issuable under Series B-1, B-1, C, and D Preferred Stock pursuant to the original terms of issuance. Excludes $100,000 of 5% convertible notes due February 2023. Excludes shares issued and issuable under our 2018 Executive Incentive Plan and 2019 Executive Incentive Plan.
2 Includes 10 year options to purchase 750,000 shares of our Common Stock at an exercise price of $0.20 per share (6,000,000 shares at $0.025 prior to our Reverse Split) issued to the founders of C2M.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01
Changes in Control of Registrant

Following the effectiveness of the Development Agreement, a change in control of the Company has occurred effective January 8, 2019. In consideration for its entry into the Development Agreement, C2M was issued 67,085,523 shares of common stock, which constitutes approximately 51% of our issued and outstanding common stock.

There are no arrangements, known to us, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Directors

On January 9, 2019, Kevin Esval, Jeffrey Thompson and Ken Puzder were appointed to the Board of Directors of the Company. Each of such persons (other than Ken Puzder) meets the definition of “independent” director under SEC rules and the rules and regulations promulgated by NASDAQ. Such persons were deemed by the board of directors to be appointed to our board because of their expertise in capital markets, finance, and public company governance and management and in the case of Mr. Esval, skills and experience in life science, pharmaceutical and drug industries. In connection with their appointment the Company adopted a compensation arrangement for directors under which upon initial appointment, each new independent director will receive 2,000,000 of 10 year options under the 2019 Equity Incentive Plan, exercisable at $0.025 per share ($0.20 following the Reverse Split) vesting 1/24 on the date of award and 1/24 on the first day of each calendar month thereafter until fully vested.

Kevin J. Esval has served as Executive Managing Director and CCO of VelocityHealth Securities since founding the company in 2000. Mr. Esval has significant industry and investment banking experienced in most sectors of health care including specialty pharmaceuticals & generics, health care services, health care IT, diagnostics, biotechnology, and other sectors. With his extensive transactional and financing experience serving as a valuable resource, Mr. Esval takes an active role with all clients. Additionally, through his prior operating experience as an executive in growth oriented health care companies and active roles on boards of directors, Mr. Esval has developed a keen understanding of the challenges faced by middle market and growth companies. Mr. Esval has negotiated, structured, and executed various types of transactions including mergers, acquisitions, divestitures, and licensings; corporate and transactional financings, including equity, mezzanine and debt financings.

Previously, Mr. Esval served as a divisional SVP and COO for UnitedHealth Group (NYSE: UNH), one of the largest health care services companies in the world with annual revenues exceeding $200 billion. As one of the original startup executives of his division, Mr. Esval was instrumental in taking it from $0 to $400 million as of his departure. His career in health care began with a venture-backed startup Complete Health Services, Inc. This firm was one of Inc. Magazine’s “Fastest Growing Private Companies” in 1994. During this period, Mr. Esval was this company’s top sales executive, and managed the startup of two new divisions.

Additionally, Mr. Esval spent 5 years in sales, financial analysis, and trading roles at several financial derivatives companies, including Chicago based Rosenthal-Collins Group and R. J. O’Brien. During this period, his roles included working on the floor of the Chicago Board of Trade (CBOT) and the Chicago Mercantile Exchange (CME).

Mr. Esval has served on the Board of Directors of multiple health care companies, and currently serves on the Board of Directors on several specialty pharmaceutical companies.

Mr. Esval received his BA degree from Furman University while on a football scholarship. Additionally, he studied internationally in Lausanne, Switzerland. Mr. Esval is a dual citizen of the USA and the Republic of Ireland.

Mr. Esval holds Series 24, 7 & 63 Licenses.

Jeffrey Thompson founded Red Cat Propware Inc., a provider of cloud-based analytics, storage, and services for drone aircraft, in 2016 and is currently its CEO and sole Director. In December 1999 he founded Towerstream Corp. Towerstream Corp. became a publicly traded company on the NASDAQ in June 2007, when Mr. Thompson was president, chief executive officer and a director. In 1994, Mr. Thompson founded EdgeNet Inc., a privately held Internet service provider (which was sold to Citadel Broadcasting Corporation in 1997) and became eFortress through 1999. Mr. Thompson holds a B.S. degree from the University of Massachusetts.

Kenneth E. Puzder serves as Chief Financial Officer of C2M. In addition, from December of 2014 to the present, he has served as the co-founder, Managing Member, and CFO of the Lukens Group, LLC, a behavioral therapy firm that focuses on a variety of behavioral struggles including alcoholism, drug abuse, depression and anxiety with a special emphasis on PTSD. Previously, from January of 2007 to December of 2017, Mr. Puzder was president of his own consulting firm, Kenneth E. Puzder Consulting. As a seasoned financial executive, Mr. Puzder specialized in debtor side representations in financial leadership, mergers and acquisitions, restructuring and turnaround, and personal and partnership tax returns. From July of 2003 through December of 2006, he served in various positions with the Arby’s Restaurant Group (“ARG”) family of companies, including as Chief Financial Officer of AFA Service Corporation (a sister company to ARG), VP for Accounting and Finance or Arby’s Restaurant Group, Inc., and Regional Controller or RTM, Inc. (a subsidiary of ARG). From August of 2000 through April of 2003, Mr. Puzder was with Panera Bread Company. From January of 1999 through August of 2000, he served as Vice President and Secretary of the Linder Funds, a series of mutual funds. Prior to serving that position, from March of 1998 through August of 2000, he was Financial Operations Principal and Assistant Secretary of Lindner Asset Management, the asset management firm for the Linder Funds. From February of 1996 until March of 1998, he was an audit manager with KPMG Peat Marwick, LLP, a Big 4 accounting firm. From June of 1990 through February of 1996, Mr. Puzder was with Mills Group, Inc., serving as its Chief Financial Officer and Treasurer of Mills Group, Inc. from July 1991 to February 1996.

Mr. Puzder holds a B.S. in Accounting from the University of Missouri, St. Louis and is a Certified Public Accountant in the state of Missouri.

New Employment Agreements with Management

On January 11, 2019, we entered into new employment agreement with our CEO, Philp J. Young, our Executive Vice President, Timothy Ryan, and our CFO Kelley Wendt, (the “Employment Agreements”). Under the new Employment Agreements, each executive agreed to their service for a period of two (2) years, subject to renewal, respectively. Mr. Young’s annual salary will be $150,000 per annum. Mr. Ryan and Ms. Wendt’s annual salaries will each be $120,000 per annum.  Additionally, the executives shall be entitled to an annual cash bonus in an amount as determined by the board of directors, if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors. The executives shall also be eligible for grants of awards under stock option or other equity incentive plans of the Company as the Company’s Compensation Committee or, in the absence thereof, the Company’s Board of Directors may from time to time determine and shall be entitled to participate in all benefits plans the Company provides to its senior executives.  The Company shall reimburse the executives for all reasonable expenses incurred in the course of employment.  In the event employment is terminated without Cause or by the executives with Good Reason (as such terms are defined in the Employment Agreement), the Executives shall be entitled to receive severance benefits equal to the greater of the Base Salary (as then in effect) for the remaining balance of the Employment Agreement or six months, continued coverage under the Company’s benefit plans and payment of her pro-rated earned annual bonus, provided certain conditions are met. The executives are subject to a one (1) year non-competition and non-solicitation provision.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreements, which are filed as Exhibits hereto, and which are incorporated herein by reference.

Adoption of 2019 Equity Incentive Plan

On January 11, 2019, our shareholders approved the Exactus, Inc. 2019 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to provide a means for the Company to continue to attract, motivate and retain management, key employees, consultants and other independent contractors, and to provide these individuals with greater incentive for their service to the Company by linking their interests in the Company’s success with those of the Company and its shareholders. The Plan is limited such that the maximum number of shares of Common Stock that may be delivered pursuant to awards granted under the Plan may not exceed fifteen percent (15%) of the total of: (a) the issued and outstanding shares of our Common Stock, and (b) all shares common stock issuable upon conversion or exercise of any of our outstanding securities which are convertible or exercisable into shares of Common Stock under the terms thereof.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.8 to this Form 8-K and is incorporated by reference herein.

Item 5.03
Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

Designation of New Series A Convertible Preferred Stock

As discussed above, on December 21, 2018, we filed a Certificate of Cancellation of our previously filed Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock. On January 9, 2019, our board of directors approved the designation of 1,000,000 shares of our blank check preferred stock as a new Series of Preferred Stock for issuance to former Holders of our Notes under the Exchange Agreements to be designated Series A Convertible Preferred Stock, and filed a new Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock as required by the Exchange Agreements.

Each share of Series A Preferred has a stated value of $1.00 per share.  In the event of a liquidation, dissolution or winding up of the Company, each share of Series A Preferred Stock will be entitled to a payment as set forth in the Certificate of Designation. The Series A Preferred is convertible into such number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) equal to such number of shares of Series A Preferred being converted and divided by $0.025 per share.  Each share of Series A Preferred entitles the holder to vote on all matters voted on by holders of Common Stock as a single class. With respect to any such vote, each share of Series A Preferred entitles the holder to cast such number of votes equal to the number of shares of Common Stock such share of Series A Preferred is convertible into at such time, but not in excess of the conversion limitations set forth in the Series A Preferred Certificate of Designation. The Series A Preferred will be entitled to dividends to the extent declared by the Company.

The Company is prohibited from effecting the conversion of the Series A Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series A Preferred Stock (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation may be increased by the holder up to, but not exceeding, 9.99%. Each share of Series A Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock. With respect to any such vote, each share of Series A Preferred Stock entitles the holder to cast such number of votes equal to the number of shares of common stock such shares of Series A Preferred Stock are convertible into at such time, but not in excess of the Beneficial Ownership Limitation.

Item 5.05
Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

Adoption of Code of Ethics and Insider Trading Policy

As discussed above, on January 9, 2019, our board of directors adopted a Code of Business Conduct and Ethics applicable to all directors, executive officers, and employees of the Company. Our newly-adopted Code of Ethics is furnished herewith as Exhibit 14.1. In addition, our board of directors adopted an Insider Trading Policy applicable to all directors, executive officers, and employees of the Company. Our newly-adopted Insider Trading Policy is furnished herewith as Exhibit 14.1

Item 5.07
Submission of Matters to a Vote of Security Holders

Approval of 1 for 8 Reverse Split of Common Stock

On January 11, 2019, a majority of our shareholders acted by written consent, in lieu of a meeting of shareholders, to authorize a reverse split of our common stock on the basis of 1 share for every 8 shares of Common Stock held, effective 20 days following our mailing of an Information Statement on Form 14C to our shareholders, as required by the Securities Exchange Act of 1934

The consenting shareholders held 86,463,932 shares of Common Stock, or approximately 73.93% of the outstanding shares of Common Stock, together with 600,000 shares of B-1 Preferred Stock, 456,000 shares of Series B-2 Preferred Stock, and 34 shares of Series D Preferred Stock. In total, the reverse split was approved by consenting shareholders casting 94,319,932 votes, representing approximately 67.77% of the total voting power of the Company.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01
Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Cancellation of Prior Certificate of Designation for Series A Preferred Stock (1)
3.2	Certificate of Designation for Series A Convertible Preferred Stock (1)
4.1	Advisory Board Charter (1)
10.1	Master Product Development and Supply Agreement with Ceed2Med, LLC dated January 8, 2019 (1)
10.2	Form of Subscription Agreement for Common Stock (1)
10.3	Form of Exchange Agreement for Series A Preferred Stock (1)
10.4	Employment Agreement with Philip Young dated January 9, 2019 (1)
10.5	Employment Agreement with Timothy Ryan dated January 9, 2019 (1)
10.6	Employment Agreement with Kelley Wendt dated January 9, 2019 (1)
10.7	Exactus, Inc. 2019 Equity Incentive Plan*
10.8	Form of 2019 Incentive Plan Non-Qualified Option Award Certificate (1)
10.9	Convertible Promissory Note issued January 11, 2019 (1)
14.1	Code of Business Conduct and Ethics (1)
14.2	Insider Trading Policy (1)

 (1) Incorporated by reference to Current Report on Form 8-K filed January 14, 2019

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

EXACTUS, INC.

January 22, 2019	By:	/s/ Philip J. Young
Philip J. Young
President and Chief Executive Officer

1 Includes shares issuable under Series B-1, B-1, C, D and E Preferred Stock pursuant to the original terms of issuance. Excludes $100,000 of 5% convertible notes due February 2023. Excludes shares issued and issuable under our 2018 Executive Incentive Plan and 2019 Executive Incentive Plan.
2 Includes 10 year options to purchase 750,000 shares of our Common Stock at an exercise price of $0.20 per share (6,000,000 shares at $0.025 prior to our Reverse Split) issued to the founders of C2M.